                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               EV MANAGEMENT, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                               SEPTEMBER 29, 2006


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               EV MANAGEMENT, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
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ARTICLE I.         DEFINITIONS...........................................................    1
     Section 1.1   Definitions...........................................................    1
     Section 1.2   Construction..........................................................    6

ARTICLE II.        ORGANIZATION..........................................................    6
     Section 2.1   Formation.............................................................    6
     Section 2.2   Name..................................................................    6
     Section 2.3   Registered Office; Registered Agent; Principal Office; Other Offices..    6
     Section 2.4   Purpose and Business..................................................    7
     Section 2.5   Powers................................................................    7
     Section 2.6   Term..................................................................    7
     Section 2.7   Title to Company Assets...............................................    7
     Section 2.8   Certain Undertakings Relating to Separateness.........................    8

ARTICLE III.       MATTERS RELATING TO MEMBERS...........................................   10
     Section 3.1   Members...............................................................   10
     Section 3.2   Liability to Third Parties............................................   10
     Section 3.3   Transfer Generally....................................................   10
     Section 3.4   Transfer of a Member's Membership Interest............................   10
     Section 3.5   Restrictions on Transfers.............................................   10
     Section 3.6   Admission of Members..................................................   10

ARTICLE IV.        CAPITAL CONTRIBUTIONS.................................................   11
     Section 4.1   Capital Contributions.................................................   11
     Section 4.2   Loans.................................................................   11
     Section 4.3   Interest; Return of Contributions.....................................   12
     Section 4.4   Issuances of Additional Membership Interests..........................   12

ARTICLE V.         DISTRIBUTIONS.........................................................   12
     Section 5.1   Distributions.........................................................   12

ARTICLE VI.        MANAGEMENT............................................................   13
     Section 6.1   Management............................................................   13
     Section 6.2   Board of Directors....................................................   15
     Section 6.3   Officers..............................................................   18
     Section 6.4   Duties of Officers and Directors......................................   20
     Section 6.5   Compensation..........................................................   21

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
     Section 6.6   Indemnification.......................................................   21
     Section 6.7   Liability of Indemnitees..............................................   22
     Section 6.8   Outside Activities....................................................   23
     Section 6.9   Resolution of Conflicts of Interest; Standard of Conduct and
                   Modification of Duties................................................   24

ARTICLE VII.       TAX MATTERS...........................................................   25
     Section 7.1   Tax Returns and Tax Characterization..................................   25

ARTICLE VIII.      BOOKS, RECORDS, ACCOUNTING AND REPORTS................................   25
     Section 8.1   Records and Accounting................................................   25
     Section 8.2   Reports...............................................................   26
     Section 8.3   Fiscal Year...........................................................   26
     Section 8.4   Bank Accounts.........................................................   26

ARTICLE IX.        DISSOLUTION, WINDING-UP AND TERMINATION...............................   26
     Section 9.1   Dissolution...........................................................   26
     Section 9.2   Winding-Up and Termination............................................   27

ARTICLE X.         MERGER, CONSOLIDATION OR CONVERSION...................................   28
     Section 10.1  Authority.............................................................   28
     Section 10.2  Procedure for Merger, Consolidation or Conversion.....................   28
     Section 10.3  Approval by Members of Merger or Consolidation........................   29
     Section 10.4  Certificate of Merger, Consolidation or Conversion....................   29

ARTICLE XI.        GENERAL PROVISIONS....................................................   31
     Section 11.1  Notices...............................................................   31
     Section 11.2  Entire Agreement; Supersedure.........................................   31
     Section 11.3  Effect of Waiver or Consent...........................................   31
     Section 11.4  Amendment or Restatement..............................................   31
     Section 11.5  Binding Effect........................................................   32
     Section 11.6  Governing Law; Severability...........................................   32
     Section 11.7  Further Assurances....................................................   32
     Section 11.8  Offset................................................................   32
     Section 11.9  Counterparts..........................................................   32

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

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF
                               EV MANAGEMENT, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of EV Management, LLC, a Delaware limited liability company (the "COMPANY"), executed on September 29, 2006 (the "EFFECTIVE DATE"), is adopted, executed and agreed to, by EnerVest Management Partners, Ltd., a Texas limited partnership, as the sole Member of the Company ("ENERVEST").

                                    RECITALS

      A. EnerVest formed the Company on April 10, 2006, as the sole Member.

      B. The Limited Liability Company Agreement of EV Management, LLC was executed effective April 10, 2006 (the "EXISTING AGREEMENT").

      C. EnerVest, the sole Member of the Company, deems it advisable to amend and restate the Existing Agreement in its entirety as set forth herein.

                                   AGREEMENTS

      For and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EnerVest, as the sole Member of the Company, hereby amends and restates the Existing Agreement in its entirety as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "AFFILIATE" means, with respect to any Person, each Person Controlling, Controlled by or under common Control with such first Person.

      "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement of EV Management, LLC, as the same may be amended, modified, supplemented or restated from time to time.

      "AUDIT COMMITTEE" has the meaning set forth in Section 6.2(e)(iii).

      "AVAILABLE CASH" means as of any Distribution Date, (a) all cash and cash equivalents of the Company on hand on such date, less (b) the amount of any cash reserves determined to be appropriate by the Board.

      "BANKRUPTCY" or "BANKRUPT" means, with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause
(a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 Days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 Days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 Days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

      "BOARD" has the meaning set forth in Section 6.1.

      "BUSINESS DAY" means any Day other than a Saturday, a Sunday, or a Day on which national banking associations in the State of Texas are authorized or required by Law to close.

      "CAPITAL CONTRIBUTION" has the meaning set forth in Section 4.1(b).

      "CLASS B UNITS" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts, agreements or commitments that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory or contractual pre-emptive rights or pre-emptive rights granted under a Person's organizational or constitutive documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

      "COMPANY" is described in the initial paragraph of this Agreement.

      "COMPENSATION COMMITTEE" has the meaning set forth in Section 6.2(e)(iv).

      "CONFLICTS COMMITTEE has the meaning set forth in Section 6.2(e)(ii).

      "CONTRIBUTION AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

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

      "CONTROL" means the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by contract or otherwise.

      "DAY" means a calendar Day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

      "DELAWARE ACT" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

      "DELAWARE GENERAL CORPORATION LAW" means Title 8 of the Delaware Code, as amended from time to time.

      "DIRECTOR" means each member of the Board of Directors elected as provided in Section 6.2.

      "DISSOLUTION EVENT" has the meaning set forth in Section 9.1(a).

      "DISTRIBUTION DATE" has the meaning set forth in Section 5.1.

      "EFFECTIVE DATE" is described in the initial paragraph of this Agreement.

      "ENERVEST" is described in the initial paragraph of this Agreement.

      "EQUITY INTEREST" means, (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership, limited liability company, trust or similar interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

      "EXISTING AGREEMENT" is defined in the Recitals.

      "EXTRAORDINARY APPROVAL" means written approval of EnerVest.

      "GROUP MEMBER" means any of the MLP and its Subsidiaries.

      "INCENTIVE DISTRIBUTION RIGHTS" has the meaning ascribed thereto in the MLP Partnership Agreement.

      "INDEMNITEE" means each of (a) the Company and any Person who is or was an Affiliate of the Company, (b) any Person who is or was a member, director, officer, fiduciary or trustee of the Company, (c) any Person who is or was an officer, member, partner, director, employee, agent or trustee of the Directors or any Affiliate of the Directors, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of the Directors or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-

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services basis, trustee, fiduciary or custodial services and (e) any Person the
Company designates as an "Indemnitee" for purposes of this Agreement.

      "INDEPENDENT DIRECTOR" has the meaning set forth in Section 6.2(a).

      "INVESTORS' RIGHTS AGREEMENT" means the Investors' Rights Agreement, dated September 29, 2006, among EnerVest, EnerVest Operating, L.L.C., EV Investors, L.P., CGAS Exploration, Inc., EnCap Energy Capital Fund V, L.P., EnCap V-B Acquisitions, L.P. and the Company, as amended from time to time.

      "IPO" has the meaning set forth in Section 6.2(a).

      "LAW" means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.

      "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

      "LIQUIDATION DATE" means any event giving rise to the dissolution of the Company, and the date on which such event occurs.

      "MEMBER" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

      "MEMBERSHIP INTEREST" means, with respect to any Member, (a) that Member's status as a Member; (b) that Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Delaware Act, this Agreement, or otherwise) in its capacity as a Member; and (d) all obligations, duties and liabilities imposed on that Member (under the Delaware Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.

      "MERGER AGREEMENT" has the meaning set forth in Section 10.1.

      "MLP" means EV Energy Partners, L.P., a Delaware limited partnership.

      "MLP GP" means EV Energy GP, L.P., as the general partner of the MLP.

      "MLP GP AGREEMENT" means the First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P., dated effective as of September 29, 2006, as amended, supplemented, amended and restated, or otherwise modified from time to time.

      "MLP INTERESTS" means the limited partner interests of the MLP, regardless of class or category of limited partner interests.

      "MLP PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of September 29, 2006, as amended or restated from time to time.

      "NATIONAL SECURITIES EXCHANGE" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "OFFICERS" means any person elected as an officer of the Company as provided in Section 6.3(a), but such term does not include any person who has ceased to be an officer of the Company.

      "OMNIBUS AGREEMENT" means Omnibus Agreement, dated September 29, 2006, among the Company, MLP GP and EnerVest, as amended or restated from time to time.

      "OPERATING AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board.

      "ORGANIZATIONAL CERTIFICATE" has the meaning set forth in Section 2.1.

      "PARTNERSHIP SECURITIES" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "PERSON" means a natural person, partnership (whether general or limited), limited liability company, governmental entity, trust, estate, association, corporation, venture, custodian, nominee or any other individual or entity in its own or any representative capacity.

      "PLAN OF CONVERSION" has the meaning set forth in Section 10.1.

      "QUARTER" means unless the context requires otherwise, a calendar quarter.

      "RECORD DATE" means the date established by the Board for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

      "RECORD HOLDER" means the Person in whose name a Membership Interest is registered on the books that the Board has caused the Company to be kept as of the close of business on any Record Date.

      "SEC" means the United States Securities and Exchange Commission.

      "SPECIAL APPROVAL" means approval by a majority of the members of the Conflicts Committee.

      "SURVIVING BUSINESS ENTITY" has the meaning set forth in Section 10.1.

      "TRANSFER" has the meaning set forth in Section 3.3.

      "TRANSFER AGENT" means such bank, trust company or other Person (including the Board) as shall be appointed from time to time by the Board to act as registrar and transfer agent for any Membership Interests; provided that, if no Transfer Agent is specifically designated for any such Membership Interests, the Board shall act in such capacity.

      "UNDERWRITING AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "UNITS" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "VOTING STOCK" means, with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or otherwise appoint, directors (or Persons with management authority performing similar functions) of such Person.

      SECTION 1.2 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law;
(d) references to money refer to legal currency of the United States of America;
(e) "including" means "including without limitation" and is a term of illustration and not of limitation; (f) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; and (g) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.

                                  ARTICLE II.
                                  ORGANIZATION

      SECTION 2.1 FORMATION. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation ("ORGANIZATIONAL CERTIFICATE") on April 10, 2006, with the Secretary of State of the State of Delaware under and pursuant to the Delaware Act.

      SECTION 2.2 NAME. The name of the Company is "EV Management, LLC" and all Company business must be conducted in that name or such other names that comply with Law as the Board may select.

      SECTION 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES.

      (a) The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board may designate in the manner provided by Law.

      (b) The principal office of the Company in the United States shall be at such a place as the Board may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware.

      (c) The Company may have such other offices as the Board may designate.

      SECTION 2.4 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Company shall be (a) to act as general partner of MLP GP and (b) to engage in any business activity that is approved by the Board and that lawfully may be conducted by a company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; provided, however, that the Board shall not cause the Company to engage, directly or indirectly in any business activity that the Board determines would cause the Company, MLP GP, or the MLP to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the Board shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Company of any business free of any fiduciary duty or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

      SECTION 2.5 POWERS. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

      SECTION 2.6 TERM. The term of the Company commenced upon the filing of the Certificate of Formation any in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

      SECTION 2.7 TITLE TO COMPANY ASSETS. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more third party nominees as the Board may determine. The Board hereby declares and warrants that any Company assets for which record title is held in the name of one or more third party nominees shall be held by such third party nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the

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Board shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

      SECTION 2.8 CERTAIN UNDERTAKINGS RELATING TO SEPARATENESS.

      (a) Separateness Generally. The Company shall, and shall cause MLP GP to, conduct their respective businesses and operations in accordance with this
Section 2.8.

      (b) Separate Records. The Company shall, and shall cause MLP GP to, (i) maintain their respective books and records and their respective accounts separate from those of any other Person, (ii) maintain their respective financial records, which will be used by them in their ordinary course of business, showing their respective assets and liabilities separate and apart from those of any other Person, except their consolidated Subsidiaries, (iii) not have their respective assets and/or liabilities included in a consolidated financial statement of any Affiliate of the Company unless appropriate notation shall be made on such Affiliate's consolidated financial statements to indicate the separateness of the Company and MLP GP and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Company and MLP GP are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file their respective own tax returns separate from those of any other Person, except (A) to the extent that the Company or MLP GP (x) is treated as a "disregarded entity" for tax purposes or (y) is not otherwise required to file tax returns under applicable Law or (B) as may otherwise be required by applicable Law.

      (c) Separate Assets. The Company shall not commingle or pool, and shall cause MLP GP not to commingle or pool, their respective funds or other assets with those of any other Person, and shall maintain their respective assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

      (d) Separate Name. The Company shall, and shall cause MLP GP to, (i) conduct their respective businesses in their respective own names, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding their respective separate identities from that of any other Person (including EnerVest and its Subsidiaries other than the Company and MLP GP), and (iv) generally hold itself out as an entity separate from any other Person (including EnerVest and its Subsidiaries other than the Company and MLP
GP).

      (e) Separate Credit. The Company shall, and shall cause MLP GP to, (i) pay their respective obligations and liabilities from their respective own funds (whether on hand or borrowed), (ii) maintain adequate capital in light of their respective business operations, (iii) not guarantee or become obligated for the debts of any other Person, other than the Company and MLP GP and except to the extent specified in the Contribution Agreement or the Omnibus Agreement, (iv) not hold out their respective credit as being available to satisfy the obligations or liabilities of any other Person except to the extent specified in the Contribution Agreement or the Omnibus Agreement, (v) not acquire debt obligations or debt securities of EnerVest or its

Affiliates (other than the Company and MLP GP), (vi) not pledge their assets for the benefit of any Person or make loans, advances or capital contributions to EnerVest or any of its Affiliates (other than the MLP and its Subsidiaries and, with respect to the Company, other than MLP GP), or (vii) use its commercially reasonable efforts to cause the operative documents under which MLP GP borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance after the Effective Date, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Company and MLP GP from each other and from any other Persons (including EnerVest and its Affiliates, other than the Company and MLP GP) and (B) the Company and MLP GP have assets and liabilities that are separate from those of other persons (including EnerVest and its Affiliates, other than the Company and MLP GP); provided that the Company and MLP GP may engage in any transaction described in clauses (v)-(vi) of this Section 2.8(e) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public sale or a National Securities Exchange.

      (f) Separate Formalities. The Company shall, and shall cause MLP GP to,
(i) observe all limited liability company or partnership formalities and other formalities required by their respective organizational documents, the laws of the jurisdiction of their respective formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EnerVest and its Affiliates (other than the Company or MLP GP) in conformity with the requirements of Section 7.9 of the MLP GP Agreement, and (iii) subject to the terms of the Omnibus Agreement, promptly pay, from their respective own funds and on a timely basis, their respective allocable shares of general and administrative expenses, capital expenditures, and costs for services performed by EnerVest or Affiliates of EnerVest (other than the Company or MLP GP). Each material contract between the Company or MLP GP, on the one hand, and EnerVest or Affiliates of EnerVest (other than the Company or MLP GP), on the other hand, shall be subject to the requirements of
Section 7.9 of the MLP GP Agreement, and must be (x) approved by Special Approval or (y) on terms objectively demonstrable to be no less favorable to MLP GP than those generally being provided to or available from unrelated third parties, and in any event must be in writing.

      (g) No Effect. Failure by the Company to comply with any of the obligations set forth above shall not affect the status of the Company as a separate legal entity, with its separate assets and separate liabilities or restrict or limit the Company from engaging or contracting with EnerVest and its Affiliates for the provision of services or the purchase or sale of products, whether under the Omnibus Agreement or otherwise.

                                  ARTICLE III.
                           MATTERS RELATING TO MEMBERS

      SECTION 3.1 MEMBERS. EnerVest has previously been admitted as the sole Member of the Company.

      SECTION 3.2 LIABILITY TO THIRD PARTIES. No Member or beneficial owner of any Membership Interest shall be liable for the Liabilities of the Company.

      SECTION 3.3 TRANSFER GENERALLY.

      (a) The term "transfer," when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction by which the holder of a Membership Interest assigns such Membership Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

      (b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article
III. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article III shall be null and void.

      SECTION 3.4 TRANSFER OF A MEMBER'S MEMBERSHIP INTEREST. A Member may transfer all, or a portion, of its Membership Interest to another Person, and, following any such transfer, such Person may become a substituted Member pursuant to Section 3.6.

      SECTION 3.5 RESTRICTIONS ON TRANSFERS.

      (a) Notwithstanding the other provisions of this Article III, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

      (b) The Board may impose restrictions on the transfer of Membership Interests if it reviews an Opinion of Counsel that determines that such restrictions are necessary to avoid a significant risk of the Company, MLP GP, or the MLP becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The Board may impose such restrictions by amending this Agreement.

      SECTION 3.6 ADMISSION OF MEMBERS.

      (a) By acceptance of the transfer of any Membership Interests in accordance with this Section 3.6 or the issuance of any Membership Interests in a merger or consolidation pursuant to Article X, each transferee of a Membership Interest (including any nominee holder or an agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the Record Holder of the Membership Interests so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The transfer of any Membership Interests and the admission of any new Member shall not constitute and amendment to this Agreement. A Person may become a Record Holder of a Membership Interest without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Membership Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Membership Interest.

      (b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Board shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

      (c) Any transfer of a Membership Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 3.6(a).

                                  ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

      SECTION 4.1 CAPITAL CONTRIBUTIONS.

      (a) In connection with the formation of the Company under the Delaware Act, EnerVest made an initial capital contribution to the Company in the amount of $1,000, and was admitted as the sole Member of the Company.

      (b) The amount of money and the fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Member in respect of the issuance of a Membership Interest to such Member shall constitute a "CAPITAL CONTRIBUTION." Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

      SECTION 4.2 LOANS. If the Company does not have sufficient cash to pay its obligations, any Member that may agree to do so may, upon Special Approval, advance all or part of the needed funds for such obligation to or on behalf of the Company. An advance described in this Section 4.2 constitutes a loan from the Member to the Company, may bear interest at a rate comparable to the rate the Company could obtain from third parties, and is not a Capital Contribution.

      SECTION 4.3 INTEREST; RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

      SECTION 4.4 ISSUANCES OF ADDITIONAL MEMBERSHIP INTERESTS.

      (a) The Company may issue additional Membership Interests and options, rights, warrants and appreciation rights relating to the Membership Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as EnerVest, as the sole Member, shall determine

      (b) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 4.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by EnerVest, as the sole Member, including (i) the right to share in Company profits and losses or items thereof;
(ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

      (c) EnerVest, as the sole Member, is hereby authorized and directed to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and options, rights, warrants and appreciation rights relating to Membership Interests pursuant to this Section 4.4, (ii) the admission of additional Members and (iii) all additional issuances of Membership Interests. EnerVest, as the sole Member, shall determine the relative rights, powers and duties of the holders of the Membership Interests or other Membership Interests being so issued. EnerVest, as the sole Member, shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

                                   ARTICLE V.
                                  DISTRIBUTIONS

      SECTION 5.1 DISTRIBUTIONS. Subject to Section 9.2, within 50 days following each Quarter other than any Quarter in which the dissolution of the Company has commenced (the "DISTRIBUTION DATE"), the Company shall distribute to the Member the Company's Available Cash on such Distribution Date.

                                   ARTICLE VI.
                                   MANAGEMENT

      SECTION 6.1 MANAGEMENT.

      (a) All management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors ("BOARD") and, subject to the direction of the Board and the Officers. The Officers and the Board shall each constitute a "manager" of the Company within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of having the status of a Member, shall have or attempt to exercise or assert any management power over the business and affairs of the Company or shall have or attempt to exercise or assert actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company.

      (b) In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, except as otherwise provided in this Agreement, the Board and the Officers shall have full power and authority to do all things as are not restricted by this Agreement, the MLP GP Agreement, the Delaware Act or applicable Law, on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

      (c) Notwithstanding anything herein to the contrary, without obtaining Extraordinary Approval, the Company shall not, and shall not take any action to cause either MLP GP or the MLP to, (i) make or consent to a general assignment for the benefit of its respective creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Company, MLP GP or the MLP, as applicable, or otherwise seek, with respect to the Company, MLP GP or the MLP, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Company, MLP GP or the MLP, as applicable, a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company, MLP GP or the MLP, as applicable, in a proceeding of the type described in any of clauses (i) - (iii) of this Section 6.1(c); (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Company, MLP GP or the MLP, as applicable, or for all or any substantial portion of either entity's properties; (vi) sell all or substantially all of the assets of the Company, MLP GP or the MLP; (vii) dissolve or liquidate, except in the case of MLP GP, in accordance with Article XII of the MLP GP Agreement; (viii) merge or consolidate; (ix) amend the MLP Partnership Agreement; or (x) make a material change in the amount of the quarterly distributions made on the MLP Interests or the payment of any material extraordinary distribution on the MLP Interests.

      (d) Notwithstanding anything herein to the contrary, EnerVest, as the sole Member of the Company, shall have exclusive authority over the business and affairs of the Company that do not relate to management and control of the MLP. The type of matter referred to in the prior sentence where the Members of the Company shall have exclusive authority shall include, but not be limited to, (i) the amount and timing of distributions paid by the Company or MLP GP, (ii) the issuance or repurchase of any equity interests in the Company or MLP GP, (iii) the prosecution, settlement or management of any claim made directly against the Company or MLP GP, (iv) whether to sell, convey, transfer or pledge any asset of the Company or MLP GP, (v) whether to amend, modify or waive any rights relating to the assets of the Company or MLP GP (including the decision to amend or forego distributions in respect of the Incentive Distribution Rights), and (vi) whether to enter into any agreement to incur an obligation of the Company or MLP GP other than an agreement entered into for and on behalf of the MLP for which the Company or MLP GP are liable exclusively by virtue of MLP GP's capacity as general partner of the MLP or of any of its affiliates. Further, EnerVest, as the sole Member of the Company, shall have exclusive authority to cause the Company to exercise the rights of the Company and those of MLP GP, as general partner of the MLP (or those exercisable after MLP GP ceases to be the general partner of the MLP), pursuant to the following provisions of the MLP Partnership
Agreement:

                  (A) Section 2.4 ("PURPOSE AND BUSINESS"), with respect to
            decisions to propose or approve the conduct by the MLP of any business;

                  (B) Sections 4.6(a) and (b) ("TRANSFER OF THE GENERAL
            PARTNER'S GENERAL PARTNER INTEREST") and Section 4.7 ("TRANSFER OF INCENTIVE DISTRIBUTION RIGHTS"), solely with respect to the decision by MLP GP to transfer its general partner interest in the MLP or its Incentive Distribution Rights (as defined in the MLP Partnership Agreement);

                  (C) Section 5.2(b) ("CONTRIBUTIONS BY THE GENERAL PARTNER AND
            ITS AFFILIATES"), solely with respect to the decision to make additional Capital Contributions to the MLP;

                  (D) Section 5.8 ("LIMITED PREEMPTIVE RIGHT");

                  (E) Section 5.11 ("ISSUANCE OF CLASS B UNITS IN CONNECTION
            WITH RESET OF INCENTIVE DISTRIBUTION RIGHTS"), with respect to any decision by the Partnership or MLP GP thereunder as a holder of Incentive Distribution Rights or Class B Units (as defined in the MLP Partnership Agreement);

                  (F) Section 7.5(d) (relating to the right of MLP GP and its
            Affiliates to purchase Units (as defined in the MLP Partnership Agreement) or other Partnership Securities (as defined in the MLP Partnership Agreement) and exercise rights related thereto) and
            Section 7.11 ("PURCHASE AND SALE OF PARTNERSHIP SECURITIES"), solely with respect to decisions by the Company or MLP GP to purchase or otherwise acquire and sell Partnership Securities for their own account;

                  (G) Section 7.6(a) ("LOANS FROM THE GENERAL PARTNER; LOANS OR
            CONTRIBUTIONS FROM THE PARTNERSHIP OR GROUP MEMBERS"), solely with respect to the decision by the Company or MLP GP to lend funds to a Group Member, subject to the provisions of Section 7.9 of the MLP Partnership Agreement;

                  (H) Section 7.7 ("INDEMNIFICATION"), solely with respect to any decision by the Company or MLP GP to exercise their respective rights as "Indemnitees";

                  (I) Section 7.12 ("REGISTRATION RIGHTS OF THE GENERAL PARTNER
            AND ITS AFFILIATES"), solely with respect to any decision to exercise registration rights and to take actions in connection therewith;

                  (J) Section 11.1 ("WITHDRAWAL OF THE GENERAL PARTNER"), solely with respect to the decision by MLP GP to withdraw as general partner of the MLP and to giving notices required thereunder;

                  (K) Section 11.3(a) and (b) ("INTEREST OF DEPARTING GENERAL
            PARTNER AND SUCCESSOR GENERAL PARTNER"); and (L) Section 15.1 ("RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS").

      (e) Without the approval of the Conflicts Committee of the Board, the Company shall not take any action that would result in either the Company or MLP GP engaging in any business or activity or incurring any debts or liabilities except in connection with or incidental to (i) its performance as Directors of MLP GP or (ii) the acquiring, owning or disposing of debt or equity securities of MLP GP.

      (f) EnerVest, as sole member of the Company, shall comply with the Investors' Rights Agreement in exercising its exclusive authority under Section 6.1(c) or Section 6.1(d) hereof.

      SECTION 6.2 BOARD OF DIRECTORS.

      (a) Generally. The Board shall initially consist of from one up to 10 natural persons. The members of the Board shall be appointed by EnerVest, provided that (i) at least one member of the Board appointed by EnerVest at the time of the closing of the initial public offering of common units representing limited partner interest of the MLP (the "IPO") shall be a natural person who meets the independence, qualification and experience requirements of the NASDAQ, the independence, qualification and experience requirements of Section 10A-(3) of the Securities Exchange Act of 1934 (or any successor Law), the rules and regulations of the SEC and other applicable Law (an "INDEPENDENT DIRECTOR"),
(ii) at least two (2) members of the Board appointed by EnerVest shall be natural persons who are Independent Directors at all times from and after the 90th day following the effective date of the registration statement related to the IPO and (iii) at least three (3) members of the Board appointed by EnerVest shall be natural persons who are Independent Directors at all times from and after the first anniversary of the effective date of the registration statement relating to the IPO; provided, however, that if at any time the Board does not include the requisite number of Independent Directors as specified above, the

Board shall still have all powers and authority granted to it hereunder, but EnerVest shall endeavor to appoint one or more additional Independent Directors as necessary to come into compliance with this Section 6.2(a).

      (b) Term; Resignation; Vacancies; Removal. Each Director, other than any Independent Director, shall hold office until December 31 of the year in which such Director is appointed, provided, however, that in the event a Director, other than an Independent Director, is appointed during the month of December in any particular year, such Director shall hold office until December 31 of the year following the year in which such Director is appointed. Each Independent Director shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, to the Chief Executive Officer or to any other Officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause shall be filled by EnerVest. Any Director may be removed, with or without cause, by EnerVest at any time, and the vacancy in the Board caused by any such removal shall be filled by EnerVest.

      (c) Voting; Quorum. Unless otherwise required by the Delaware Act, other Law or the provisions hereof,

            (i) each member of the Board shall have one vote;

            (ii) except for matters requiring Special Approval, the presence at a meeting of a majority of the members of the Board shall constitute a quorum at any such meeting for the transaction of business; and

            (iii) except for matters requiring Special Approval, the act of a majority of the members of the Board present at a meeting duly called in accordance with Section 6.2(d) at which a quorum is present shall be deemed to constitute the act of the Board.

      (d) Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Special meetings of the Board or meetings of any committee thereof may be called by written request authorized by any member of the Board or a committee thereof on at least 48 hours prior written notice to the other members of such Board or committee. Any such notice, or waiver thereof, need not state the purpose of such meeting, except as may otherwise be required by law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 6.2(d)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by at least as many members of the Board or committee thereof as would have been required to take such action at a meeting of the Board or such committee. Members of the Board or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

      (e) Committees.

            (i) Subject to compliance with this Article VI, committees of the Board shall have and may exercise such of the powers and authority of the Board with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board. Any committee designated pursuant to this Section 6.2(e) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, and, subject to Section 6.2(d), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution (except for obtaining Special Approval at meetings of the Conflicts Committee, which requires the affirmative vote of a majority of the members of such committee). The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee; provided, however, that any such designated alternate of the Audit Committee or the Conflicts Committee must meet the standards for an Independent Director. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member; provided, however, that any such replacement member of the Audit Committee or the Conflicts Committee must meet the standards for an Independent Director.

            (ii) In addition to any other committees established by the Board pursuant to Section 6.2(e)(i), the Board shall maintain a "CONFLICTS COMMITTEE," which shall be composed of at least two Independent Directors. The Conflicts Committee shall be responsible for (A) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company, MLP GP or the MLP considered by, or submitted to, such Conflicts Committee at the request of the Board pursuant to the terms of this Agreement or the MLP GP Agreement or the MLP Partnership Agreement, (B) approving any material amendments to the Omnibus Agreement or Operating Agreement, (C) approving or disapproving, as the case may be, the entering into of any material transaction with a Member or any Affiliate of a Member, other than transactions in the ordinary course of business to the extent that the Board requests the Conflicts Committee to make such determination, (D) amending (1) Section 2.8, (2) the definitions of "Independent Director" in Section 6.2(a) or (3) this Section 6.2(e)(ii), and (E) performing such other functions as the Board may assign from time to time or as may be specified in a written charter of the Conflicts Committee. In acting or otherwise voting on the matters referred to in this Section 6.2(e)(ii), to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act and Section 17-1101(c) of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, the

      Directors constituting the Conflicts Committee shall consider only the interest of the MLP, including its respective creditors.

            (iii) In addition to any other committees established by the Board pursuant to Section 6.2(e)(i), the Board shall maintain an "AUDIT COMMITTEE," which shall be composed of (A) at least one Independent Director at the time of the closing of the IPO, (B) at least two Independent Directors at all times from and after the 90th day following the effective date of the registration statement related to the IPO and
      (C) at least three Independent Directors at all times from and after the first anniversary of the effective date of the registration statement related to the IPO. The Audit Committee shall be responsible for (A) assisting the Board in monitoring (1) the integrity of the MLP's financial statements, (2) the qualifications and independence of the MLP's independent accountants, (3) the performance the internal audit function and independent accountants of the Company, MLP GP and the MLP, and (4) the MLP's compliance with legal and regulatory requirements and (B) preparing the report required by the rules of the SEC to be included in the MLP's annual report on Form 10-K. The Audit Committee shall perform such other functions as the Board may assign from time to time or as may be specified in a written charter for the Audit Committee adopted by the Board.

            (iv) In addition to any other committees established by the Board pursuant to Section 6.2(e)(i), the Board shall maintain an "COMPENSATION COMMITTEE," which shall be composed of at least one Independent Director. The Compensation Committee shall be responsible for setting the compensation for officers of the Company as well as administering any incentive plans adopted by the Company. The Compensation Committee shall perform such other functions as the Board may assign from time to time or as may be specified in a written charter for the Compensation Committee adopted by the Board.

      (f) Investors' Rights Agreement. EnerVest shall appoint and cause the Company to appoint such persons to the Board in accordance with Section 3.6 of the Investors' Rights Agreement.

      SECTION 6.3 OFFICERS.

      (a) Generally. The Board, as set forth below, shall appoint officers of the Company ("OFFICERS"), who shall (together with the Directors) constitute "managers" of the Company for the purposes of the Delaware Act. Unless provided otherwise by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.3.

      (b) Titles and Number. The Company may appoint one or more officers including a Chairman of the Board (unless the Board provides otherwise), a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, the Chief Financial Officer, any Treasurer and one or more Assistant Secretaries and Assistant Treasurers and a General Counsel. Any person may hold more then one office.

      (c) Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such term as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

      (d) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the unitholders of the MLP; and he shall have such other powers and duties as from time to time may be assigned to him by the Board.

      (e) Chief Executive Officer. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board, the Chief Executive Officer, subject to the direction of the Board, shall be the chief executive officer of the Company and shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the unitholders of the MLP and at all meetings of the Board provided that he is a director of the Company. The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board, including any duties and powers provided for in any employment agreement approved by the Board.

      (f) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board, the President, subject to the direction of the Board, shall be the chief executive officer of the Company in the absence of a Chief Executive Officer and shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. In the absence of the Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the unitholders of the MLP and at all meetings of the Board provided that he is a director of the Company. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board, including any duties and powers provided for in any employment agreement approved by the Board.

      (g) Vice Presidents. In the absence of a Chief Executive Officer and the President, each Vice President appointed by the Board shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board or the President.

      (h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the

Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

      (i) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Company and MLP GP. He shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board or the appropriate Officer of the Company may from time to time determine. He shall receive and deposit all moneys and other valuables belonging to MLP GP in the name and to the credit of MLP GP and shall disburse the same and only in such manner as the Board or the Chief Executive Officer may require. He shall render to the Board and the Chief Executive Officer, whenever any of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such further duties as the Board or the Chief Executive Officer may require. The Chief Financial Officer shall have the same power as the Chief Executive Officer to execute documents on behalf of the Company.

      (j) Treasurer and Assistant Treasurers. The Treasurer shall have such duties as may be specified by the Chief Financial Officer in the performance of his duties. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, any Vice President, or such other Officer as the Board shall select, shall have the powers and duties conferred upon the Treasurer.

      (k) General Counsel. The General Counsel, subject to the discretion of the Board, shall be responsible for the management and direction of the day-to-day legal affairs of the Company. The General Counsel shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board or the President.

      (l) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

      (m) Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

      (n) Tenure. The Board shall appoint Officers of the Company to serve from the date hereof until the death, resignation or removal by the Board with or without cause of such Officer.

      SECTION 6.4 DUTIES OF OFFICERS AND DIRECTORS. Except as otherwise specifically provided in this Agreement or in the MLP Partnership Agreement, the duties and obligations owed to the Company and to the Board by the Officers of the Company and by members of the Board of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors, respectively.

      SECTION 6.5 COMPENSATION. The members of the Board who are neither Officers nor employees of the Company shall be entitled to compensation as directors and committee members as approved by the Board and shall be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board or committees thereof.

      SECTION 6.6 INDEMNIFICATION.

      (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person's status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.6, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.6 shall be available to the Members or their Affiliates (other than the MLP and any Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.6 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.6(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

      (c) The indemnification provided by this Section 6.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Company may purchase and maintain insurance, on behalf of the members of the Board, the Officers and such other persons as the Board shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 6.6, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of
Section 6.6(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

      (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (g) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (h) No amendment, modification or repeal of this Section 6.6 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

      (i) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS Section 6.6 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

      SECTION 6.7 LIABILITY OF INDEMNITEES.

      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

      (b) Subject to its obligations and duties as set forth in this Article VI, the Board and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's Officers or agents, and neither the Board nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board or any committee thereof in good faith.

      (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Directors and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for any acts or omissions taken in good faith reliance on the provisions of this Agreement.

      (d) Any amendment, modification or repeal of this Section 6.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

      SECTION 6.8 OUTSIDE ACTIVITIES.

      (a) Except as specifically restricted by the provisions of the MLP GP Agreement or the MLP Partnership Agreement, each Indemnitee, other than employees of the Company, shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or its Subsidiaries, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by Law to the Company or its Subsidiaries or any Member. Neither the Company or its Subsidiaries, any Member nor any other Person shall have any rights by virtue of this Agreement, the MLP GP Agreement or the MLP Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

      (b) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees, other than employees of the Company, in accordance with the provisions of this Section 6.8 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee, other than officers or employees of the Company, for such Indemnitees to engage in such business interests and activities in preference to or to the exclusion of the Company and (iii) the Indemnitees, other than Officers or employees of the Company, shall have no obligation hereunder or as a result of any duty expressed or implied by Law to present business opportunities to the Company, MLP GP or the MLP.

      (c) Each Member and each of its Affiliates may acquire additional Membership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to such Membership Interests.

      SECTION 6.9 RESOLUTION OF CONFLICTS OF INTEREST; STANDARD OF CONDUCT AND MODIFICATION OF DUTIES.

      (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Members or any of their Affiliates (other than the MLP or any Group Member), on the one hand, and the MLP or any Group Member, on the other hand, any resolution or course of action by the Board in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement or of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Units excluding Units owned by the Members and their Affiliates, (iii) on terms no less favorable to the MLP or Group Member, as the case may be, than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the MLP or Group Member, as the case may be, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the MLP or Group Member, as the case may be). The Board shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses
(iii) or (iv), then it shall be presumed that, in making its decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or the MLP or Group Member, as the case may be, challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

      (b) Whenever the Company makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the General Partner of the MLP as opposed to in its individual capacity, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then unless another express standard is provided for in this Agreement, the Company, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in "good faith" for purposes of any action taken or delivered to be taken by the Company in its capacity as the general partner of the General Partner of the MLP, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the MLP.

      (c) Whenever the Company makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the General Partner of the MLP, whether under this

Agreement or any other agreement contemplated hereby or otherwise, then the Company, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the MLP or any partner thereof, and the Company, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. By way of illustration and not of limitation, whenever the phrase, "at the option of the Company," or some variation of that phrase, is used in this Agreement, it indicates that the Company is acting in its individual capacity. For the avoidance of doubt, whenever the Company votes or transfers its MLP Interests, or refrains from voting or transferring its MLP Interests, it shall be acting in its individual capacity.

      (d) Notwithstanding anything to the contrary in this Agreement, the Company and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the MLP or any Group Member or
(ii) permit the MLP or any Group Member to use any facilities or assets of the Company and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Company or any of its Affiliates to enter into such contracts shall be at its option.

      (e) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                                  ARTICLE VII.
                                   TAX MATTERS

      SECTION 7.1 TAX RETURNS AND TAX CHARACTERIZATION.

      (a) The Board shall cause to be prepared and timely filed (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company, including making all elections on such tax returns. The Company shall bear the costs of the preparation and filing of its returns.

      (b) The Company and the sole Member acknowledge that for federal income tax purposes, the Company will be disregarded as an entity separate from the Member pursuant to Treasury Regulation ss. 301.7701-3 as long as all of the Membership Interests in the Company are owned by EnerVest.

                                 ARTICLE VIII.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      SECTION 8.1 RECORDS AND ACCOUNTING.

      (a) The Board shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board, appropriate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of the Board. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with United States generally accepted accounting principles.

      (b) The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with United States generally accepted accounting principles, consistently applied.

      SECTION 8.2 REPORTS. The Board shall cause to be prepared and delivered to the Member such reports, forecasts, studies, budgets and other information as the Member may reasonably request from time to time.

      SECTION 8.3 FISCAL YEAR. The fiscal year of the Company shall be a fiscal year ending December 31.

      SECTION 8.4 BANK ACCOUNTS. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

                                  ARTICLE IX.
                     DISSOLUTION, WINDING-UP AND TERMINATION

      SECTION 9.1 DISSOLUTION.

      (a) Subject to compliance with Section 6.1(c), the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "DISSOLUTION EVENT"):

            (i) the unanimous consent of the Board;

            (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act; and

            (iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Delaware Act or this Agreement.

      (b) No other event shall cause a dissolution of the Company.

      (c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

      (d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company, and, upon the occurrence of such an event, the Company shall continue without dissolution.

      SECTION 9.2 WINDING-UP AND TERMINATION.

      (a) On the occurrence of a Dissolution Event, the Board shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

            (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

            (ii) the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

            (iii) all remaining assets of the Company shall be distributed to the sole Member.

      (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its share of all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Delaware Act. No Member shall be required to make any Capital Contribution to the Company to enable the Company to make the distributions described in this Section 9.2.

      (c) On completion of such final distribution, the liquidator shall file a certificate of cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.

                                   ARTICLE X.
                       MERGER, CONSOLIDATION OR CONVERSION

      SECTION 10.1 AUTHORITY. Subject to compliance with Section 6.1(c), the Company may merge or consolidate with one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") or a written plan of conversion ("PLAN OF CONVERSION"), as the case may be, in accordance with this Article X. The surviving entity to any such merger, consolidation or conversion is referred to herein as the "Surviving Business Entity."

      SECTION 10.2 PROCEDURE FOR MERGER, CONSOLIDATION OR CONVERSION.

      (a) The merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of a majority of the Board and compliance with Section 10.3.

      (b) If the Board shall determine to consent to a merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

            (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (ii) the name and jurisdiction of formation or organization of the Surviving Business Entity that is to survive the proposed merger or consolidation;

            (iii) the terms and conditions of the proposed merger or consolidation;

            (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

            (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

            (vii) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board.

      (c) If the Board shall determine to consent to the conversion, the Board shall approve and adopt a Plan of Conversion containing such terms and conditions that the Board determines to be necessary or appropriate.

      SECTION 10.3 APPROVAL BY MEMBERS OF MERGER OR CONSOLIDATION.

      (a) The Board, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of the Members, whether at a meeting or by written consent. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

      (b) The Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Members.

      (c) After such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger, consolidation or conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

      SECTION 10.4 CERTIFICATE OF MERGER, CONSOLIDATION OR CONVERSION.

      (a) Upon the required approval, if any, by the Board and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger, consolidation or conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

      (b) At the effective time of the certificate of merger or consolidation:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (c) At the effective time of the certificate of conversion:

            (i) the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

            (ii) all rights, title, and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

            (iii) all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

            (iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

            (v) a proceeding pending by or against the Company or by or against any of the Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior members without any need for substitution of parties; and

            (vi) the Company securities that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and the Members shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

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

      (d) A merger, consolidation or conversion effected pursuant to this
Article X shall not (i) be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article IX of this Agreement or under the applicable provisions of the Delaware Act.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

      SECTION 11.1 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by applicable Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      SECTION 11.2 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the Members and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.

      SECTION 11.3 EFFECT OF WAIVER OR CONSENT. Except as provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Except as provided in this Agreement, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

      SECTION 11.4 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by all Members; provided, however, that notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Board, without the approval of any Member, may amend any provision of the Organizational Certificate and this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect any change that does not require consent or approval (or for which such consent or approval has been obtained) under this Agreement or does not materially adversely affect the rights of the Members.

      SECTION 11.5 BINDING EFFECT. This Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

      SECTION 11.6 GOVERNING LAW; SEVERABILITY.

      THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Delaware Act, such provision of the Organizational Certificate or the Delaware Act shall control. If any provision of the Delaware Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law, and (b) the Members or Board (as the case may be) shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

      SECTION 11.7 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

      SECTION 11.8 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.

      SECTION 11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, EnerVest has executed this Agreement as the sole member as of the date first set forth above.

                                    MEMBER:

                                    ENERVEST MANAGEMENT PARTNERS, LTD.,
                                    a Texas limited partnership

                                    By:  EnerVest Management GP, L.C.,
                                         a Texas limited liability company,
                                         its General Partner

                                    By:            /s/ James M. Vanderhider
                                         ---------------------------------------
                                         James M. Vanderhider,
                                         Executive Vice President and
                                         Chief Financial Officer